UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 27, 2011

Date of Report

(Date of earliest event reported)

THE RYLAND GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-08029	52-0849948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24025 Park Sorrento, Suite 400, Calabasas, California 91302
(Address of Principal Executive Offices)
(ZIP Code)

Registrant’s telephone number, including area code: (818) 223-7500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders

On April 27, 2011, The Ryland Group, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders.  Proxies representing 39,335,741 shares of common stock eligible to vote at the meeting, or 89 percent of the 44,205,340 outstanding shares, were voted.  The final results for each of the matters submitted to a vote of security holders at the Annual Meeting are as follows:

Proposal 1: To elect nine Directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and shall qualify:

Nominee	For	Withheld	Broker Non-Vote
Leslie M. Frécon	35,346,941	1,269,783	2,719,017
Roland A. Hernandez	36,265,903	350,821	2,719,017
William L. Jews	28,289,130	8,327,594	2,719,017
Ned Mansour	30,892,451	5,724,273	2,719,017
Robert E. Mellor	30,024,722	6,592,002	2,719,017
Norman J. Metcalfe	36,306,622	310,102	2,719,017
Larry T. Nicholson	35,354,100	1,262,624	2,719,017
Charlotte St. Martin	29,840,840	6,775,884	2,719,017
Robert G. van Schoonenberg	36,360,115	256,609	2,719,017

Proposal 2: Advisory vote on the compensation program for the Company’s named executive officers:

For	Against	Abstain	Broker Non-Vote
22,801,709	13,795,268	19,746	2,719,018

Proposal 3: Advisory vote on the frequency of the advisory vote on the compensation program for the Company’s named executive officers:

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
30,875,145	53,064	5,258,750	429,463	2,719,319

Proposal 4: Approval of The Ryland Group, Inc. 2011 Equity and Incentive Plan:

For	Against	Abstain	Broker Non-Vote
24,815,635	11,781,861	19,227	2,719,018

Proposal 5: Approval of The Ryland Group, Inc. 2011 Non-Employee Director Stock Plan:

For	Against	Abstain	Broker Non-Vote
26,387,294	10,192,192	37,237	2,719,018

Proposal 6: Proposal from Calvert Asset Management Company, Inc. and The Nathan Cummings Foundation (stockholders) requesting adoption of quantitative goals for reducing greenhouse gas emissions from the Company’s products and operations:

For	Against	Abstain	Broker Non-Vote
5,175,983	17,759,505	13,681,215	2,719,038

Proposal 7: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011:

For	Against	Abstain	Broker Non-Vote
39,099,990	224,302	11,449	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RYLAND GROUP, INC.

Date: April 28, 2011	By:	/s/ Timothy J. Geckle
Timothy J. Geckle
Senior Vice President, General Counsel
and Secretary